UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
October 14, 2021

The Original Bark Company
(Exact name of registrant as specified in its charter)

Delaware	001-39691	83-4109918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
212 Canal Street New York, NY		10013 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BARK WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, The Original BARK Company (the “Company”) announced that Michael Novotny has been appointed President of BARK Eats, the Company’s healthy, personalized meal subscription service developed by veterinary nutritionists and tailored to the breed, age, size, and lifestyle of customers’ dogs, effective October 14, 2021 (the “Effective Date”).

Mr. Novotny has served as Chief Operating Officer (“COO”) of the Company since 2019. In connection with Mr. Novotny’s appointment as President of BARK Eats, Mr. Novotny will cease serving in his role as COO of the Company on the Effective Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Original BARK Company

By:	/s/ Manish Joneja
Name: Manish Joneja
Title: Chief Executive Officer
Date: October 14, 2021